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                                                                     EXHIBIT 1.2

                           FORWARD PURCHASE AGREEMENT*

               THIS AGREEMENT is made as of this [ ] day of March, 1998 among [Selling Shareholder], a limited liability company organized under the laws of the State of Delaware ("Seller" and, together with the Other Sellers (as defined below), "Sellers"), each of the Corporate Seller Control Persons (as defined below), each a limited liability company organized under the laws of the State of Delaware, the Mark Hughes Family Trust, originally established on September 3, 1987, as amended and restated on December 31, 1996, and further amended on September 17, 1997 and as further amended on March 22, 1998 (collectively the "Mark Hughes Family Trust"), Mark Hughes (each of Seller, the Corporate Seller Control Persons, the Mark Hughes Family Trust and Mark Hughes, a "Mark Hughes Entity", and collectively, the "Mark Hughes Entities") and DECS Trust III, a business trust organized under the laws of the State of Delaware under and by virtue of an amended and restated declaration of trust, dated as of March [ ], 1998 (the "Declaration of Trust") (such trust and the trustees thereof acting in their capacity as such being referred to herein as "Purchaser").

               WHEREAS, Seller owns shares of Class B Common Stock, $.01 par value (the "Common Stock"), of Herbalife International, Inc., a Nevada corporation (including its successors, the "Company");

               WHEREAS, Purchaser has filed with the Securities and Exchange Commission a registration statement contemplating the offering of up to 5,750,000 DECS (the "DECS"), the terms of which contemplate delivery by Purchaser to the holders thereof of a number of shares of Common Stock (or, if some or all of the Sellers exercise their cash settlement option, cash in lieu
of part or all thereof), on [           ] [ ], 2001 (the "Exchange Date");

               WHEREAS, in exchange for certain consideration to be paid by Purchaser hereunder and under other similar agreements, Purchaser and Seller desire to provide for the future acquisition, sale and delivery of the aggregate number of shares of Common Stock contemplated to be delivered by Purchaser in respect of the DECS on the Exchange Date, at a price to be established under this Agreement and such other agreements;

               WHEREAS, Seller has agreed, pursuant to the Collateral Agreement (the "Collateral Agreement") dated as of March [ ], 1998, among Purchaser, Seller, each of the Corporate Seller Control Persons, the Mark Hughes Family Trust, Mark Hughes and The Bank of New York, as collateral agent (the "Collateral Agent"), to grant Purchaser a security interest in the shares of Common Stock specified therein and in certain other circumstances certain other collateral to secure the obligations of Seller hereunder;

               WHEREAS, Purchaser has agreed, pursuant to an underwriting agreement, dated March [ ], 1998 (the "Underwriting Agreement"), among Purchaser, Seller, the other persons and entities named as "Sellers" therein (collectively, the "Other Sellers"), each of the Corporate


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*       This is a form of Forward Purchase Agreement. A substantially identical agreement will be entered into by each Seller.


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Seller Control Persons, the Mark Hughes Family Trust, Mark Hughes, the Company
and Smith Barney Inc. and Prudential Securities Incorporated (each an "Underwriter", and collectively, the "Underwriters"), to issue and sell to the Underwriters an aggregate of [ ] DECS (the "Initial DECS") and, at the Underwriters' option, up to [ ] additional DECS (the "Additional DECS") to cover over-allotments, if any;

               WHEREAS, MH Holdings I and MH Holdings II (each a "Corporate Seller Control Person", and collectively, the "Corporate Seller Control Persons") hold 99% and 1%, respectively, of the limited liability company interests of each of the Sellers;

               WHEREAS, the Mark Hughes Family Trust holds 99% of the limited liability company interests of each of the Corporate Seller Control Persons;

               WHEREAS, the Mark Hughes Family Trust is solely controlled by Mark Hughes;

               NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                                   DEFINITIONS

               As used herein, the following words and phrases shall have the following meanings:

               "Acceleration Date" has the meaning provided in Article VII.

               "Acceleration Value" has the meaning provided in Article VII.

               "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Additional DECS" has the meaning provided in the recitals of this Agreement.

               "Additional Purchase Price" has the meaning provided in Section 1.2(b).

               "Additional Share Base Amount" means a number equal to the number of Additional DECS that the Underwriters elect to Purchase under the Underwriting Agreement.

               "Additional Shares" has the meaning provided in Section 1.1(b).

               "Additional STRIPS" means the U.S. Treasury obligations purchased by Purchaser for settlement on the Option Closing Date.

               "Adjustment Event" has the meaning provided in Section 6.2.

               "Administrator" means The Bank of New York, administrator for Purchaser under the Administration Agreement dated as of March [ ], 1998, or any successor thereto.


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               "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a partner in, or a trustee, settlor, beneficiary, member, manager, director or officer of, such Person and, with respect to any Person that is a natural person, further includes such Person's immediate family members, including his father, mother, spouse and children, the spouses of his children, his siblings and their spouses and children. For purposes of this definition, "control" (including the terms "controlled by" or "under common control with") means, as to any Person, the possession, direct or indirect, of the power to vote ten percent or more of the limited liability company interests of such Person (or of the securities having ordinary voting power for the election of directors of such Person), or the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

               "Associate" when used to indicate a relationship with any Person means (i) a limited liability company, corporation or organization of which such Person is an officer, director, member, manager or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities or limited liability company interests, as the case may be, (ii) any trust or other estate in which such Person serves as trustee or in a similar capacity, and (iii) any relative or spouse of such Person or any relative of such spouse.

               "Bankruptcy Code" has the meaning provided in Section 10.7.

               "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

               "Calculation Period" means any period of Trading Days for which an average security price must be determined pursuant to this Agreement.

               "Cash Delivery Option" has the meaning provided in Section
1.3(d).

               "Closing Price" means, for any security on any date of determination, (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date, (ii) if such security is not listed for trading on the NYSE on any such date, as listed in the composite transactions for the principal United States national securities exchange on which such security is so listed, (iii) if such security is not so listed on a United States national securities exchange, as reported by The Nasdaq Stock Market, (iv) if such security is not so reported, as reported in the composite transactions for the principal United States regional securities exchange on which such security is so listed, (v) if such security is not so listed on a United States regional security exchange, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization or (vi) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least three nationally recognized investment banking firms selected by the Administrator for such purpose. The Closing Price as determined pursuant to the foregoing shall be subject to adjustment in certain circumstances as provided in Section 6.1(c).

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               "Collateral" has the meaning provided in the Collateral
Agreement.

               "Collateral Agent" has the meaning provided in the recitals of this Agreement.

               "Collateral Agreement" has the meaning provided in the recitals of this Agreement.

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" has the meaning provided in the recitals of this Agreement.

               "Company" has the meaning provided in the recitals of this Agreement.

               "Contract Shares" has the meaning provided in Section 1.1.

               "Corporate Seller Control Person" and "Corporate Seller Control Persons" have the meaning provided in the recitals of this Agreement.

               "Custodian" means The Bank of New York, custodian for Purchaser under the Custodian Agreement dated as of March [ ], 1998, or any successor thereto.

               "Declaration of Trust" has the meaning provided in the introductory paragraph of this Agreement.

               "DECS" has the meaning provided in the recitals of this Agreement.

               "Dilution Adjustment" means any fraction or number by which the Exchange Rate shall be multiplied pursuant to Section 6.1(a) or (b) or by which Closing Prices may be divided pursuant to Section 6.1(c).

               "Event of Default" has the meaning provided in Article VII.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Exchange Date" has the meaning provided in the recitals of this Agreement.

               "Exchange Price" means the average Closing Price per share of Common Stock on the 20 Trading Days immediately prior to (but not including) the Exchange Date; provided, however, that if there are not 20 Trading Days for the Common Stock occurring later than the 60th calendar day immediately prior to, but not including, the Exchange Date, Exchange Price shall mean the market value per share of the Common Stock as of the Exchange Date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator. The Exchange Price as determined pursuant to the foregoing shall be subject to adjustment in certain circumstances as provided in
Section 6.1(c).

               "Exchange Rate" has the meaning provided in Section 1.1(c).

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               "Firm Payment Date" has the meaning provided in Section 1.3(a).

               "Firm Purchase Price" has the meaning provided in Section 1.2(a).

               "Firm Share Base Amount" has the meaning provided in Section 1.1(a).

               "Firm Shares" has the meaning provided in Section 1.1(a).

               "Forward Purchase Contract Characterization" has the meaning provided in Section 5.2(a).

               "Independent Dealers" has the meaning provided in Article VII.

               "Initial DECS" has the meaning provided in the recitals of this Agreement.

               "Initial Price" has the meaning provided in Section 1.1(c).

               "Mark Hughes Entity" and "Mark Hughes Entities" mean each of the Sellers, the Corporate Seller Control Persons, the Mark Hughes Family Trust, Mark Hughes and any successor entity pursuant to Section 5.6(b) hereof.

               "Mark Hughes Family Trust" has the meaning provided in the introductory paragraph of this Agreement.

               "Market Price" means, as of any date of determination, the average Closing Price per share of Common Stock on the 20 Trading Days immediately prior to (but not including) the date of determination; provided, however, that if there are not 20 Trading Days for the Common Stock occurring later than the 60th calendar day immediately prior to, but not including, such date, the Market Price shall mean the market value per share of Common Stock as of such date as determined by a nationally recognized investment banking firm retained for such purpose by the Administrator.

               "NYSE" means the New York Stock Exchange Inc.

               "Officer" shall mean the manager, trustee, president, any vice president, the chief financial officer, the treasurer or the secretary of a Person.

               "Officer's Certificate" means a certificate signed by an Officer of a Person.

               "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trust.

               "Option Closing Date" means the settlement dates for the Additional DECS under Section 5 of the Underwriting Agreement.

               "Ordinary Cash Dividend" means, with respect to any consecutive 365-day period, any dividend with respect to Common Stock paid in cash to the extent that the amount of

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such dividend, together with the aggregate amount of all other dividends on the
Common Stock paid in cash during such 365-day period, does not exceed on a per share basis 10% of the average of the Closing Prices of the Common Stock over such 365-day period; provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in
Article VI.

               "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof.

               "Purchaser" has the meaning provided in the introductory paragraph of this Agreement.

               "Reimbursement Agreement" means the reimbursement agreement, dated as of March _____, 1998 among Smith Barney Inc., the Sellers and certain other Persons named therein.

               "Reported Securities" has the meaning provided in Section 6.2.

               "Seller" and "Sellers" have the meaning provided in the introductory paragraph of this Agreement.

               "Threshold Appreciation Price" has the meaning provided in
Section 1.1(c).

               "Trading Day" means, with respect to any security the Closing Price of which is being determined, a day on which such security (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

               "Transaction Value" has the meaning provided in Section 6.2.

               "Underwriter" and "Underwriters" have the meaning provided in the recitals of this Agreement.

               "Underwriting Agreement" has the meaning provided in the recitals of this Agreement.

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                                    ARTICLE I

                                SALE AND PURCHASE

               1.1 Sale and Purchase.

               (a) Firm Shares. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase and acquire from Seller, the number of shares of Common Stock (the "Firm Shares") equal to the product of ____________ (the "Firm Share Base Amount") and the Exchange Rate.

               (b) Additional Shares. Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase and acquire from Seller, a number of additional shares of Common Stock (the "Additional Shares") equal to the product of the Additional Share Base Amount and the Exchange Rate. In addition to the other conditions set forth herein, such purchase and sale shall be conditioned on the Underwriters' purchase of the Additional Share Base Amount of Additional DECS pursuant to the Underwriting Agreement on the Option Closing Date. Promptly after receipt by Purchaser of notice that the Underwriters are exercising their option to purchase Additional DECS, Purchaser will provide Seller with written notice of such exercise by the Underwriters, stating the related Additional Share Base Amount and the date on which Purchaser shall deliver the purchase price for the Additional Shares, which shall be the Option Closing Date for the Additional DECS. The Firm Shares and the Additional Shares (if any) are collectively referred to herein as the "Contract Shares."

               (c) Exchange Rate. The "Exchange Rate" shall be determined in accordance with the following formula, subject to adjustment as a result of certain events as provided in Article VI: (i) if the Exchange Price is greater than $[ ] (the "Threshold Appreciation Price"), [ ], (ii) if the Exchange Price is less than or equal to the Threshold Appreciation Price but greater than [$ ] (the "Initial Price"), a fraction (rounded upward or downward to the nearest 1/10,000th or, if there is not a nearest 1/10,000th, to the next higher 1/10,000th) equal to the Initial Price divided by the Exchange Price and (iii) if the Exchange Price is less than or equal to the Initial Price, 1.

               1.2 Purchase Price.

               (a) Firm Purchase Price. The purchase price for the Firm Shares (the "Firm Purchase Price") shall be $[Y x Firm Share Base Amount] in cash.

               (b) Additional Purchase Price. The purchase price for the Additional Shares (the "Additional Purchase Price") shall be an amount equal to
(i) the difference between (1) the aggregate proceeds to Purchaser from the sale of the Additional DECS and (2) the aggregate cost to Purchaser, as notified by Purchaser to Seller on the Option Closing Date for the Additional DECS, of the Additional STRIPS, multiplied by (ii) a fraction, the numerator of which is the Firm Share Base Amount and the denominator of which is the number of Initial DECS purchased by the Underwriters under the Underwriting Agreement.

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

               1.3 Payment for and Delivery of Contract Shares.

               (a) Firm Payment Date. Upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver to Seller the Firm Purchase Price on March [ ], 1998 (the "Firm Payment Date") at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006, or at such other place as shall be agreed upon by Purchaser and Seller, paid by wire transfer of Federal (immediately available same-day) funds to an account designated by Seller, against delivery by Seller to the Collateral Agent of the number of shares of Common Stock and/or cash, securities and other property necessary to comply with Seller's obligations under the Collateral Agreement.

               (b) Option Closing Date. Upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver to Seller the Additional Purchase Price on the Option Closing Date at the offices of Cleary, Gottlieb, Steen & Hamilton, New York, New York 10006, or at such other place as shall be agreed upon by Purchaser and Seller, paid by wire transfer of Federal (immediately available same-day) funds to an account designated by Seller, against delivery by Seller to the Collateral Agent of the additional number of shares of Common Stock and/or cash, securities and other property necessary to comply with Seller's obligations under the Collateral Agreement.

               (c) Delivery of Contract Shares.

               (i) Seller agrees to deliver the Contract Shares to Purchaser on the Exchange Date. Seller shall be deemed to have instructed the Collateral Agent to deliver to the Custodian, for the account of Purchaser, shares of Common Stock then held by the Collateral Agent as collateral under the Collateral Agreement, in an amount equal to the number of Contract Shares, rounded down to the nearest whole number. Instead of any fractional shares of Common Stock that would otherwise be deliverable (prior to rounding) to Purchaser at the Exchange Date, Seller agrees to make a cash payment in respect of such fractional shares of Common Stock in an amount equal to the value thereof at the Exchange Price. Notwithstanding the foregoing, if an Adjustment Event shall have occurred prior to the Exchange Date then, in lieu of the foregoing, Seller shall be deemed to have instructed: (A) in the case of any cash required to be delivered on the Exchange Date as provided in
        Section 6.2, the Collateral Agent to wire transfer Federal (immediately available) funds to an account designated by Purchaser; and (B) in the case of any Reported Securities required to be delivered by Seller in lieu of cash as provided in Section 6.2, the Collateral Agent to deliver to the Custodian, for the account of Purchaser, a specified number of Reported Securities then held as collateral under the Collateral Agreement, as provided in Section 6(g) of the Collateral Agreement.

               (ii) In the event that by the Exchange Date any substitute collateral has not been replaced by shares of Common Stock (and/or, after an Adjustment Event, cash or Reported Securities) sufficient to meet Seller's obligations hereunder, delivery shall be effected by delivery by the Collateral Agent to the Custodian, for the account of Purchaser, of the market value of the shares of Common Stock required to be delivered

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

        hereunder, in the form of any shares of Common Stock then pledged by Seller plus cash generated from the liquidation of U.S. Government obligations then pledged by Seller (and/or, after an Adjustment Event, the market value of the alternative consideration required to be delivered hereunder, in the form of any Reported Securities then pledged, plus any cash then pledged, plus cash generated from the liquidation of U.S. Government obligations then pledged). In such event, Seller shall be deemed to have instructed the Collateral Agent to liquidate and turn into cash the U.S. Government obligations then pledged by Seller to the extent necessary to satisfy Seller's obligations hereunder.

               (iii) Certificates representing Common Stock (or Reported Securities) in registered form that are part of the Contract Shares shall be registered in Purchaser's name or in the name of a depositary or a nominee of a depositary as requested by Purchaser, unless such Common Stock (and/or Reported Securities) is represented by one or more global certificates registered in the name of a depositary or a nominee of a depositary or are book entry securities, in which event Purchaser's interest in such securities shall be noted in a manner satisfactory to Purchaser and its counsel.

               (iv) Seller's right to deliver (or cause to be delivered) to Purchaser hereunder Common Stock and Reported Securities shall be conditioned upon such Common Stock and Reported Securities to be so delivered being transferable by Purchaser, following receipt from Seller, without any restrictions not generally applicable to all holders of such Common Stock or Reported Securities, as the case may be. If the condition set forth in the preceding sentence shall not be satisfied with respect to any Common Stock or Reported Securities to be delivered by Seller, then, notwithstanding the provisions hereof, Seller shall exercise the Cash Delivery Option.

               (d) Cash Delivery Option. At its option, Seller may deliver to Purchaser on the Exchange Date, in lieu of the Contract Shares, an amount in cash equal to, subject to adjustment as provided in Section 6.2, the Exchange Price of the Contract Shares (the "Cash Delivery Option"), paid by wire transfer to an account designated by Purchaser, in Federal (immediately available) funds. Seller may elect the Cash Delivery Option in respect of all, but not less than all, Contract Shares and may do so by notice to Purchaser, the Collateral Agent and the Custodian not less than 25 Business Days prior to the Exchange Date. If Seller elects the Cash Delivery Option and so notifies Purchaser, Purchaser shall promptly notify The Depository Trust Company and publish a notice in a daily newspaper of national circulation stating whether the holders of DECS will receive shares of Common Stock, cash or a combination thereof and, if a combination of Common Stock and cash, the relative proportion of each.

               (e) Seller represents, and Purchaser acknowledges, that it is Seller's current intention to deliver Contract Shares to the Purchaser on the Exchange Date and not to exercise the Cash Delivery Option; however, Seller intends to consider all relevant economic, market and business factors in ultimately determining whether to deliver Contract Shares on the Exchange Date or to exercise the Cash Delivery Option.

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


                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF EACH OF SELLER, THE
                CORPORATE SELLER CONTROL PERSONS, THE MARK HUGHES
                          FAMILY TRUST AND MARK HUGHES

               (a) Each of Seller, the Corporate Seller Control Persons, the Mark Hughes Family Trust and Mark Hughes, severally and jointly, represents and warrants to Purchaser that each representation and warranty made by such Person in Section 3 of the Underwriting Agreement is true and correct on the date hereof.

               (b) Each of the Mark Hughes Entities, severally and jointly, further represents and warrants to Purchaser that:

               (i) Each Mark Hughes Entity holds itself out as a separate and distinct entity, under such Mark Hughes Entity's own name, and such Mark Hughes Entity acts solely under its own individual, limited liability company or trust name, as the case may be, and through its authorized officers and agents.

               (ii) Each Mark Hughes Entity separately identifies its funds and other assets. Each Mark Hughes Entity maintains its financial statements and accounting records separate from those of any Affiliate or any other Person. Such Mark Hughes Entity maintains its own separate books of account. All of such Mark Hughes Entity's assets are held by or on behalf of such Mark Hughes Entity and, when held on behalf of such Mark Hughes Entity by another entity, are kept identifiable (in accordance with customary usages) as assets owned by such Mark Hughes Entity.

               (iii) Each Mark Hughes Entity (other than Mark Hughes) observes all customary formalities regarding its existence as a limited liability company or trust, as the case may be.

               (iv) Seller does not, directly or indirectly, engage in any business in any jurisdiction and has not incurred or undertaken to incur any obligations (including debt) other than (a) entering into this Agreement, the Collateral Agreement, the Underwriting Agreement and the Reimbursement Agreement or any other agreement(s) or instrument(s) entered into in connection with the foregoing (collectively, the "DECS Documents") and performing its obligations hereunder and thereunder and
        (b) in connection with a Permitted Obligation as defined in Section 5.7, does not own any material property or assets other than the Common Stock subject to this Agreement and the Collateral Agreement and does not have any subsidiaries.

               (v) Seller has not guaranteed the debts or obligations of any of its Affiliates, nor has it loaned money or otherwise provided financial assistance to any of its Affiliates, nor has it pledged, granted a security interest in or lien upon its assets for the benefit of any of its Affiliates, nor held itself out to be responsible for the debts or obligations of any of its Affiliates or the decisions or actions respecting the daily business and affairs of any of its Affiliates other than (i) entering into the DECS Documents and as necessary to comply with the terms and obligations imposed by the DECS Documents, or (ii) in connection with a Permitted Obligation as defined in Section 5.7.

               (vi) Seller has not permitted any of its Affiliates to guarantee or undertake to guarantee the debts or obligations of Seller, nor has it permitted any of its Affiliates to loan money or otherwise provide financial assistance to Seller, nor has it permitted any of its Affiliates to pledge, grant a security interest in or lien upon such Affiliate's assets for the benefit of Seller, nor has it permitted any Affiliate to hold itself out to be responsible for the debts or obligations of Seller or the decisions or actions respecting the daily business and affairs of Seller other than (i) entering into the DECS Documents and as necessary to comply with the terms and obligations imposed by the DECS Documents, or (ii) in connection with a Permitted Obligation as defined in Section 5.7.



                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               Purchaser represents and warrants to Seller that:

               (a) each representation and warranty made by Purchaser in Section 1 of the Underwriting Agreement is true and correct on the date hereof; and

               (b) it acknowledges that the Common Stock delivered pursuant to this Agreement and the Collateral Agreement may contain one or more of the type of legends referred to in Section 3(e) of the Collateral Agreement (which legend
(i) will not be applicable to the delivery of any such Common Stock to the Trust pursuant to this Agreement and the Collateral Agreement or to the delivery of any such Common Stock by the Trust to the holders of DECS pursuant to the DECS and (ii) will be removed at the request of the Collateral Agent to the transfer agent for the Common Stock prior to any such delivery to holders of DECS).



                                   ARTICLE IV

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

               (a) The obligation of Purchaser to deliver the Firm Purchase Price on the Firm Payment Date is subject to the satisfaction of the following conditions:

               (i) the purchase by the Underwriters of the Initial DECS pursuant to the Underwriting Agreement shall have been consummated as contemplated under the Underwriting Agreement;

               (ii) the representations and warranties of each Mark Hughes Entity contained in Article II hereof shall be true and correct as of the Firm Payment Date;

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

               (iii) the Collateral Agreement shall have been executed by each Mark Hughes Entity and the delivery of the Collateral thereunder shall have been made; and

               (iv) the Reimbursement Agreement shall have been executed by each Mark Hughes Entity and each Other Seller.

               (b) The obligation of Purchaser to deliver the Additional Purchase Price on the Option Closing Date is subject to the satisfaction of the following conditions:

               (i) the purchase by the Underwriter of the Additional DECS pursuant to the Underwriting Agreement shall have been consummated as contemplated under the Underwriting Agreement;

               (ii) the representations and warranties of each of the Mark Hughes Entities contained in Article II hereof shall be true and correct as of the Option Closing Date; and

               (iii) the delivery of any additional Collateral under the Collateral Agreement shall have been made.



                                    ARTICLE V

                                    COVENANTS

               5.1 Taxes. Seller shall pay any and all documentary, stamp, transfer or similar taxes and charges that may be payable in respect of the entry into this Agreement and the transfer and delivery of the Contract Shares, cash or Reported Securities pursuant hereto.

               5.2 Forward Purchase Contract. Each of Purchaser and Seller hereby agrees that

               (a) it will treat this Agreement in its entirety as a forward purchase contract for the delivery of the Contract Shares on the Exchange Date (including as a result of acceleration or otherwise) (the "Forward Purchase Contract Characterization"), under the terms of which contract (i) at the time of issuance of the DECS Purchaser deposits irrevocably with Seller a fixed amount of cash equal to the Firm Purchase Price (plus, if the Underwriters exercise their option to purchase Additional DECS, the Additional Purchase Price) to assure the fulfillment of Purchaser's purchase obligation described in clause (ii) below, which deposit will unconditionally and irrevocably be applied at the Exchange Date to satisfy such obligation and (ii) at the Exchange Date such cash deposit unconditionally and irrevocably will be applied by Seller in full satisfaction of Purchaser's obligation under the forward purchase contract, and Seller will deliver to Purchaser the number of Contract Shares that Purchaser is entitled to receive at that time pursuant to the terms of this Agreement (subject to Seller's right to deliver cash and/or other property as provided in this Agreement in lieu of the Contract Shares);

               (b) it will treat, consistent with the above characterization, amounts paid to Seller in respect of this Agreement as allocable in their entirety to the amount of the cash deposit attributable to such Agreement;

               (c) it will not treat this Agreement, any portion of this Agreement or any obligation hereunder as giving rise to any interest income or other inclusions of ordinary income (in the case of Purchaser) or as giving rise to any interest expense or other deductions of ordinary expense (in the case of Seller);

               (d) it will not treat the delivery of any portion of the Contract Shares, cash or Reported Securities to be delivered pursuant to this Agreement as the payment of interest or ordinary income; and

               (e) it will not take any action (including filing any tax return or form or taking any position in any tax proceeding) that is inconsistent with the obligations contained in clauses (a) through (d), unless such action or position is required by an applicable taxing authority or unless such action or position is required by a change in statutory law or regulation or by a judicial or other authoritative interpretation of the law enacted, promulgated or published after the date of this Agreement.

               5.3 Limitations on Trading During Certain Days. Each Mark Hughes Entity hereby agrees that he or it will not, and will cause each of his or its Affiliates that is under his or its control not to, buy or sell shares of Common Stock, Class A Common Stock (the "Class A Stock") par value $.01, of the Company or Reported Securities for his or its own account during the 60 days prior to the Exchange Date, except that the Company may repurchase the aforementioned securities pursuant to an ongoing share repurchase program conducted in compliance with the conditions specified in Section 5(b) of Rule 10b-18 of the Exchange Act.

               5.4 Notices. Each Mark Hughes Entity will cause to be delivered to Purchaser:

               (a) Immediately upon the occurrence of any Event of Default hereunder or under the Collateral Agreement, or upon such Mark Hughes Entity's obtaining knowledge that any of the conditions or events described in paragraph
(a) or (b) of Article VII shall have occurred with respect to the Company, notice of such occurrence; and

               (b) In case at any time prior to the Exchange Date such Mark Hughes Entity receives notice, or otherwise obtains knowledge, that any event requiring that an adjustment be effected pursuant to Article VI hereof shall have occurred or be pending, then such Mark Hughes Entity shall promptly cause to be delivered to Purchaser a notice identifying such event and stating, if known to such Mark Hughes Entity, the date on which such event is to occur and, if applicable, the record date relating to such event. Such Mark Hughes Entity shall cause further notices to be delivered to Purchaser if such Mark Hughes Entity shall subsequently receive notice, or shall otherwise obtain knowledge, of any further or revised information regarding the terms or timing of such event or any record date relating thereto.

               5.5. Affirmative Covenants. During the term of this Agreement, each of the Mark Hughes Entities, jointly and severally, covenants and agrees that he or it will:

               (a) Comply in all material respects with all applicable laws, rules, regulations and orders to the extent noncompliance would have a material adverse effect on the ability of any Mark Hughes Entity to perform his or its obligations hereunder or under the Collateral Agreement, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon such Mark Hughes Entity or upon such Mark Hughes Entity's property, including, in the case of the Seller, the collateral pledged under the Collateral Agreement, except to the extent contested in good faith.

               (b) Furnish to Purchaser as soon as possible and in any event within twenty calendar days after such Mark Hughes Entity shall become aware of the occurrence of any failure by any Mark Hughes Entity to comply with or perform any agreement or obligation contained in this Agreement or the Collateral Agreement, a statement of such Mark Hughes Entity describing such failure and setting forth details of such failure and the action which such Mark Hughes Entity has taken and proposes to take with respect thereto.

               5.6 Additional Affirmative Covenants of each of the Mark Hughes Entities. During the term of this Agreement, each of the Mark Hughes Entities, jointly and severally, further covenants and agrees that:

               (a) Each of the Mark Hughes Entities (other than Mark Hughes) will continue in good standing under the laws of the state of its formation and will continue to be wholly controlled, directly or indirectly, by Mark Hughes, so long as Mark Hughes has legal capacity.

               (b) Each Mark Hughes Entity (other than Mark Hughes) shall not consolidate with or merge with or into, or transfer all or substantially of its assets to, any other Person unless:

               (i) either (x) such Mark Hughes Entity shall be the resulting or surviving entity or (y) such other Person is an entity organized and existing under the laws of the United States, a State thereof or the District of Columbia, such other Person expressly assumes by supplemental agreement executed and delivered to the Trust, in form satisfactory to counsel to the Trust, all the obligations of such Mark Hughes Entity under the Underwriting Agreement, Collateral Agreement, the Reimbursement Agreement, and this Agreement (in which case all such obligations of such Mark Hughes Entity shall terminate); and

               (ii) such Mark Hughes Entity shall deliver to the Trust prior to the proposed transaction an Officer's Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger or transfer and such supplemental agreement comply with this Section 5.6(b) and that all conditions precedent herein provided for relating to such transaction have been complied with.

               Upon any consolidation or merger, or any transfer of all or substantially all of the assets of a Mark Hughes Entity in accordance with this
Section 5.6(b), the successor entity formed by such consolidation or into which such Mark Hughes Entity is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of such Mark Hughes Entity under this Agreement with the same effect as if such successor entity had been named as such Mark Hughes Entity herein, and the predecessor entity, shall be relieved of any further obligation under this Agreement.

               (c) Each of the Mark Hughes Entities (other than Mark Hughes) will comply in all respects with the requirements and limitations of its powers, as the case may be, as set forth in its organizational documents.

               (d) Each Mark Hughes Entity will at all times hold itself out, and each of its Affiliates will at all times hold such Mark Hughes Entity out as a separate and distinct entity, under such Mark Hughes Entity's own name and such Mark Hughes Entity will act solely under its own individual, limited liability company or trust name, as the case may be, and through its authorized officers and agents.

               (e) Each Mark Hughes Entity will separately identify funds and other assets of such Mark Hughes Entity. Such Mark Hughes Entity will maintain separate accounting records separate from those of any Affiliate or any other Person. Such Mark Hughes Entity will maintain its own separate bank accounts. All of such Mark Hughes Entity's assets will at all times be held by or on behalf of such Mark Hughes Entity and, when held on behalf of such Mark Hughes Entity by another entity, will at all times be kept identifiable (in accordance with customary usages) as assets owned by such Mark Hughes Entity.

               (f) Each Mark Hughes Entity (other than Mark Hughes) will observe all customary formalities regarding the existence of such Mark Hughes Entity as a limited liability company or trust, as the case may be.

               5.7 Negative Covenants of Seller. During the term of this Agreement, Seller will not, and each of the Corporate Seller Control Persons, the Mark Hughes Family Trust and Mark Hughes, jointly and severally, covenants and agrees to cause Seller not to:

               (a) Directly or indirectly, incur any obligations (including debt) other than (i) pursuant to or as necessary to comply with the terms and obligations imposed by this Agreement, the Collateral Agreement, the Underwriting Agreement, the Reimbursement Agreement or any other agreement(s) or instrument(s) entered into in connection with the foregoing (collectively, the "DECS Documents"), (ii) the note outstanding as of the date hereof issued by Seller to MH Holdings I, including accrued interest thereon and any replacement, refunding, refinancing, extension or other successor obligation thereto, (iii) organizational and administrative expenses of Seller (including, without limitation, annual state franchise taxes), and (iv) any obligations between or among Seller and any of the other Mark Hughes Entities, including, without limitation, distribution of available cash and advances provided that each such action is accurately reflected in the books and records of Seller (collectively, the matters in clauses (ii) - (iv) are referred to as "Permitted Obligations").

               (b) Acquire or own any property or assets nor engage in any business other than (i) entering into the DECS Documents and as necessary to comply with the terms and obligations imposed by the DECS Documents, or (ii) as the beneficiary of a Permitted Obligation of any other Seller.

               (c) Guarantee the debts or obligations of any of its Affiliates, nor loan money or otherwise provided financial assistance to any of its Affiliates, nor will it pledge, grant a security interest in or lien upon its assets for the benefit of any of its Affiliates, nor will it hold itself out to be responsible for the debts or obligations of any of its Affiliates or the decisions or actions respecting the affairs of any of its Affiliates, other than
(i) entering into the DECS Documents and as necessary to comply with the terms and obligations imposed by the DECS Documents, or (ii) in connection with a Permitted Obligation.

               (d) Permit any of its Affiliates to guarantee the debts or obligations of Seller, nor will it permit any of its Affiliates to loan money or otherwise provide financial assistance to Seller, nor will it permit any of its Affiliates to pledge, grant a security interest in or lien upon such Affiliate's assets for the benefit of Seller, nor will it permit any Affiliate to hold itself out to be responsible for the debts or obligations of Seller or the decisions or actions respecting the affairs of Seller, other than (i) entering into the DECS Documents and as necessary to comply with the terms and obligations imposed by the DECS Documents, or (ii) in connection with a Permitted Obligation.

               5.8 Covenants of each of the Mark Hughes Entities (other than Seller). During the term of this Agreement, each of the Mark Hughes Entities (other than Seller) covenants and agrees that each of them:

               (a) Will cause, in its or his capacity as an Affiliate of any other Mark Hughes Entity, such other Mark Hughes Entity to comply with its obligations under this Agreement and the Collateral Agreement.

               (b) Will not, and will cause each of its or his Affiliates that is under its or his control not to, buy or sell Common Stock, Class A Stock or Reported Securities for its or his own account during the 60 days prior to the Exchange Date, except that the Company may repurchase the aforementioned securities pursuant to an ongoing share repurchase program conducted in compliance with the conditions specified in Section 5(b) of Rule 10b-18 of the Exchange Act .

               5.9 Further Assurances. From time to time on and after the date hereof through the Exchange Date (or, if later, the date on which this Agreement has been fully performed), each of the parties hereto shall use its or his reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by the Agreement in accordance with the terms and conditions hereof.



                                   ARTICLE VI

          ADJUSTMENT OF EXCHANGE RATE, EXCHANGE PRICE AND CLOSING PRICE

               6.1 Dilution Adjustments. The Exchange Rate, Exchange Price and Closing Price shall be subject to adjustment successively from time to time as follows:

               (a) Stock Dividends, Splits, Reclassifications, Etc. If the Company shall, after the date hereof,

               (i) pay a stock dividend or make a distribution, in either case, with respect to Common Stock in shares of such stock;

               (ii) subdivide or split its outstanding shares of Common Stock into a greater number of shares;

               (iii) combine its outstanding shares of Common Stock into a smaller number of shares; or

               (iv) issue by reclassification (other than a reclassification pursuant to clause (b), (c), (d) or (e) of the definition of Adjustment Event) of its shares of Common Stock any other equity securities of the Company;

then, in each such case, the Exchange Rate shall be multiplied by a Dilution Adjustment equal to the number of shares of common stock (or the fraction thereof) that a holder who held one share of Common Stock immediately prior to such event would be entitled solely by reason of such event to hold immediately after such event. In the case of the reclassification of any shares of Common Stock into any other equity securities of the Company other than the Common Stock, such other equity securities shall be deemed shares of Common Stock for all purposes hereunder. The Exchange Price and Closing Price shall also be adjusted in the manner described in paragraph (c).

               (b) Right or Warrant Issuances. If the Company shall, after the date hereof, issue, or declare a record date in respect of an issuance of, rights or warrants (other than rights to purchase Common Stock pursuant to a plan for the reinvestment of dividends or interest) to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price of the Common Stock on the Business Day next following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, then, in each such case, the Exchange Rate shall be multiplied by the following Dilution Adjustment: a fraction, of which the numerator shall be (A) the number of shares of Common Stock outstanding on the record date for the issuance of such rights or warrants plus (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be (x) the number of shares of Common Stock outstanding on the record date for the issuance of such rights or warrants plus (y) the number specified in clause
(B) above multiplied by the quotient of the exercise price of such rights or warrants divided by the Market Price of the Common Stock on the Business Day next following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants. To the extent that such rights or warrants expire prior to the Exchange Date and shares of Common Stock are delivered with respect to less than all of such rights or warrants prior to such expiration, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered pursuant to such rights or warrants. The Exchange Price and Closing Price shall also be adjusted in the manner described in paragraph (c).

               (c) Corresponding Adjustments to Exchange Price; Adjustment of Closing Price in Certain Circumstances.

               (i) If any adjustment is made to the Exchange Rate pursuant to paragraph (a) or (b) of this Section 6.1, an adjustment shall also be made to the Exchange Price as such term is used throughout the definition of Exchange Rate. The required adjustment to the Exchange Price shall be made at the Exchange Date by multiplying the Exchange Price by the cumulative Dilution Adjustment.

               (ii) If, during any Calculation Period used in calculating the Exchange Price, the Market Price or the Transaction Value, there shall occur any event requiring an adjustment to be effected pursuant to this
        Section 6.1, then the Closing Price for each Trading Day in the Calculation Period occurring prior to the day on which such adjustment is effected shall be adjusted by being divided by the relevant Dilution Adjustment.

               (d) Timing of Dilution Adjustments. Each Dilution Adjustment shall be effected:

               (i) in the case of any dividend, distribution, or issuance of rights or warrants, at the opening of business on the Business Day next following the record date for determination of holders of Common Stock entitled to receive such dividend, distribution or issuance or, if the announcement of any such dividend, distribution or issuance is after such record date, at the time such dividend, distribution or issuance shall be announced by the Company; and

               (ii) in the case of any subdivision, split, combination or reclassification, on the effective date of such transaction.

               (e) General; Failure of Dilution Event to Occur. All Dilution Adjustments shall be rounded upward or downward to the nearest 1/10,000th (or if there is not a nearest 1/10,000th to the next higher 1/10,000th). No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein;

provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If any announcement or declaration of a record date in respect of a dividend, distribution or issuance requiring an adjustment pursuant to this Section 6.1 shall subsequently be canceled by the Company, or such dividend, distribution or issuance shall fail to receive requisite approvals or shall fail to occur for any other reason, then, upon such cancellation, failure of approval or failure to occur, the Exchange Rate shall be readjusted to the Exchange Rate which would then have been in effect had adjustment for such event not been made. If an Adjustment Event shall occur after the occurrence of one or more events requiring an adjustment pursuant to this Section 6.1, the Dilution Adjustments previously applied to the Exchange Rate in respect of such events shall not be rescinded but shall be applied to the new Exchange Rate provided for under Section 6.2.

               6.2 Adjustment for Consolidation, Merger or Other Adjustment Event. In the event of (a) any dividend or distribution by the Company to all holders of Common Stock of evidences of its indebtedness or other assets (excluding any dividends or distributions referred to in Section 6.1(a)(i), any other equity securities issued pursuant to a reclassification referred to in
Section 6.1(a)(iv) and any Ordinary Cash Dividends) or any issuance by the Company to all holders of Common Stock of rights or warrants to subscribe for or purchase any of its securities (other than rights or warrants referred to in Section 6.1(b)), (b) any consolidation or merger of the Company with or into another entity (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another corporation), (c) any sale, transfer, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, (d) any statutory exchange of securities of the Company with another corporation (other than in connection with a merger or acquisition) or (e) any liquidation, dissolution or winding up of the Company (any such event described in clause (a), (b), (c), (d) or (e), an "Adjustment Event"), the Exchange Rate shall be adjusted so that on the Exchange Date Seller shall deliver to Purchaser, in lieu of or (in the case of an Adjustment Event described in clause (a) above) in addition to, the Contract Shares, cash in an amount equal to the product of the number of Contract Shares and the Transaction Value (as defined below). Following an Adjustment Event, the Exchange Price, as such term is used throughout the definition of Exchange Rate, shall be deemed to equal (A) if shares of Common Stock are outstanding at the Exchange Date, the Exchange Price of the Common Stock, as adjusted pursuant to
Section 6.1(c), otherwise zero, plus (B) the Transaction Value.

               Notwithstanding the foregoing, with respect to any Reported Securities (as defined below) received by holders of Common Stock in an Adjustment Event, Seller shall, in lieu of delivering cash in respect of such Reported Securities as described above, deliver a number of such Reported Securities with a value, as determined in accordance with clause (ii) of the definition of Transaction Value, equal to all cash amounts that would otherwise be deliverable in respect of Reported Securities received in such Adjustment Event, unless Seller has made an election to exercise the Cash Delivery Option or such Reported Securities have not yet been delivered to the holders entitled thereto following such Adjustment Event or any record date with respect thereto. If, following any Adjustment Event, any Reported Security ceases to qualify as a Reported Security, then (x) Seller shall not deliver such Reported Security but instead shall deliver of an equivalent amount of cash and (y) notwithstanding clause (ii) of the definition of Transaction Value, the Transaction Value of such Reported Security shall mean the fair market value of such Reported Security on the date such security ceases to qualify as a Reported Security, as determined by a nationally recognized investment banking firm retained for this purpose by the Administrator.

               "Transaction Value" means (i) for any cash received in any Adjustment Event, the amount of cash received per share of Common Stock, (ii) for any Reported Securities received in any Adjustment Event, an amount equal to
(x) the average Closing Price per security of such Reported Securities on the 20 Trading Days immediately prior to (but not including) the Exchange Date multiplied by (y) the number of such Reported Securities (as adjusted pursuant to the definition thereof) received per share of Common Stock and (iii) for any property received in any Adjustment Event other than cash or Reported Securities, an amount equal to the fair market value of the property received per share of Common Stock on the date such property is received, as determined by a nationally recognized investment banking firm retained for this purpose by the Administrator; provided, however, that in the case of clause (ii), (x) with respect to securities that are Reported Securities by virtue of only clause (iv) of the definition of Reported Securities, Transaction Value with respect to any such Reported Security means the average of the mid-point of the last bid and ask prices for such Reported Security as of the Exchange Date from each of at least three nationally recognized investment banking firms retained for such purpose by the Administrator multiplied by the number of such Reported Securities (as adjusted pursuant to the definition thereof) received per share of Common Stock and (y) with respect to all other Reported Securities, if there are not 20 Trading Days for any particular Reported Security occurring after the 60th calendar day immediately prior to, but not including, the Exchange Date, Transaction Value with respect to such Reported Security means the fair market value per security of such Reported Security as of the Exchange Date as determined by a nationally recognized investment banking firm retained for such purpose by the Administrator multiplied by the number of such Reported Securities (as adjusted pursuant to the definition thereof) received per share of Common Stock. For purposes of calculating the Transaction Value, any cash, Reported Securities or other property receivable in an Adjustment Event shall be deemed to have been received immediately prior to the close of business on the record date for such Adjustment Event or, if there is no record date for such Adjustment Event, immediately prior to the close of business on the effective date of such Adjustment Event.

               "Reported Securities" means any securities received in an Adjustment Event that (A) are (i) listed on a United States national securities exchange, (ii) reported on a United States national securities system subject to last sale reporting, (iii) traded in the over-the-counter market and reported on the National Quotation Bureau or similar organization or (iv) for which bid and ask prices are available from at least three nationally recognized investment banking firms and (B) are either (x) perpetual equity securities or (y) non-perpetual equity or debt securities with a stated maturity after the Exchange Date. The number of shares of any Reported Securities included in the calculation of Transaction Value pursuant to clause (ii) of the definition thereof shall be subject to adjustment if any event that would, had it occurred with respect to the Common Stock or the Company, have required an adjustment pursuant to Section 6.1 or 6.2, shall occur with respect to such Reported Securities or the issuer thereof subsequent to the date the Adjustment Event is consummated. Adjustment for such subsequent events shall be as nearly equivalent as practicable to the adjustments provided for in Section 6.1 or 6.2, as applicable.



                                   ARTICLE VII

                                  ACCELERATION

               If one or more of the following events (each an "Event of Default") shall occur:

               (a) Any Mark Hughes Entity (or any Other Seller) shall commence a voluntary case or other proceeding seeking a liquidation, reorganization or other relief with respect to himself or itself or his or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of him or it or any substantial part of his or its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against him or it, or shall take any action to authorize any of the foregoing;

               (b) an involuntary case or other proceeding shall be commenced against any Mark Hughes Entity (or any Other Seller) seeking liquidation, reorganization or other relief with respect to him or it or his or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of him or it or any substantial part of his or its property; or an order for relief shall be entered against any Mark Hughes Entity (or any Other Seller) under the federal bankruptcy laws as now or hereafter in effect; or

               (c) a Collateral Event of Default within the meaning of the Collateral Agreement;

               then an "Acceleration Date" shall occur, Seller's rights under
        Section 1.3(d) shall terminate immediately and (i) in the case of clause
        (c), Seller shall become obligated to the extent permitted by law to deliver to Purchaser (and shall be deemed to instruct the Collateral Agent to deliver to the Custodian, for the account of Purchaser, and to liquidate and turn into cash the U.S. Government obligations then pledged by Seller to the extent necessary to satisfy such obligation) the Contract Shares, in the form of the shares of Common Stock then pledged by Seller, or cash generated from the liquidation of U.S. Government obligations then pledged by Seller, or a combination thereof (or, after an Adjustment Event, the alternate consideration to be delivered, in the form of Reported Securities then pledged, cash then pledged, cash generated from the liquidation of U.S. Government obligations then pledged, or a combination thereof); or

               (ii) in the case of clauses (a) or (b), Seller shall become obligated to the extent permitted by law to deliver to Purchaser (and shall be deemed to instruct the Collateral Agent to deliver to the Custodian, for the account of Purchaser, and to liquidate and turn into cash the U.S. Government obligations then pledged by Seller to the extent necessary to satisfy such obligation) a number of shares of Common Stock, in the form of the shares of Common Stock then pledged by Seller, or cash generated from the liquidation of U.S. Government obligations then pledged by Seller, or a combination thereof (or, after an Adjustment Event, the alternate consideration to be delivered, in the form of Reported Securities then pledged, cash then pledged, cash generated from the liquidation of U.S. Government obligations then pledged, or a combination thereof), with an aggregate value (based on the Closing Price on the Acceleration Date) equal to the Acceleration Value (as defined below).

               "Acceleration Value" means an amount determined by the Administrator on the basis of quotations from Independent Dealers (as defined below). Each quotation will be for an amount that would be paid to the relevant Independent Dealer in consideration of an agreement between Purchaser and such Independent Dealer that would have the effect of preserving for Purchaser the economic equivalent of the payments and deliveries that Purchaser would, but for the occurrence of the Acceleration Date, have been entitled to receive after the Acceleration Date hereunder (taking into account any adjustments to the Exchange Rate that may have been effected on or prior to the Acceleration Date). On or as soon as reasonably practicable following the Acceleration Date, the Administrator will request each Independent Dealer to provide its quotation as soon as reasonably practicable, but in any event within two Business Days. The Administrator shall compute the Acceleration Value upon receipt of each Independent Dealer's quotation, provided that if, at the close of business on the fourth Business Day following the Acceleration Date, the Administrator shall have received quotations from fewer than four of the Independent Dealers, the Administrator shall compute the Acceleration Value using the quotations, if any, it shall have received at or prior to such time. If four quotations are provided, the Acceleration Value will be the arithmetic mean of the two quotations remaining after disregarding the highest and lowest quotations. (For this purpose, if more than one quotation has the same highest or lowest value, then one of such quotations shall be disregarded.) If two or three quotations are provided, the Acceleration Value will be the arithmetic mean of such quotations. If one quotation is provided, the Acceleration Value will be equal to such quotation. If no quotations are provided, the Acceleration Value will be the aggregate value (based on the Closing Price on the Acceleration Date) of the number of shares of Common Stock (or, after an Adjustment Event, Reported Securities, cash or a combination thereof) that would be required to be delivered hereunder on the Acceleration Date if the Exchange Date were redefined to be the Acceleration Date.

               "Independent Dealers" means four nationally recognized independent investment banking firms selected in good faith by the Administrator.

               As promptly as reasonably practicable after receipt of the quotations on which the Acceleration Value is based (or, as the case may be, after failure to receive any such quotations within the time period prescribed above), Purchaser shall deliver to Seller and the Collateral Agent a notice specifying the number of shares of Common Stock (or, after an Adjustment Event, the alternate consideration) required to be delivered by Seller. Purchaser and Seller agree that the obligations contained in clauses (i) and (ii) above are a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and Purchaser will not be entitled to recover additional damage as a consequence of loss resulting from an Event of Default.


                                  ARTICLE VIII

               8. Guaranty. (a) In order to induce the Purchaser to enter into this Agreement and for other valuable consideration, each of Mark Hughes, the Mark Hughes Family Trust and the Corporate Seller Control Persons, jointly and severally, hereby irrevocably guarantees (as primary obligor and not merely as surety) to the Purchaser, the trustees, directors, officers, employees and agents of the Purchaser, and each person who controls the Purchaser within the meaning of the Act or the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (each of such persons, a "Beneficiary") (i) the accuracy of the representations and warranties of the Seller contained in Article II hereof and (ii) the performance by the Seller of the covenants and agreements contained in each of Article I, Article V and
Article VII hereof.

               (b) The obligations of Mark Hughes, the Mark Hughes Family Trust and each Corporate Seller Control Person under this Article VIII shall be unconditional, irrespective of the validity or enforceability of any other provision of this Agreement.

               (c) The obligations of Mark Hughes, the Mark Hughes Family Trust and each Corporate Seller Control Person under this Article VIII constitute guarantees of performance and of payment, and not merely guarantees of collection, and shall remain in full force and effect until all obligations of and all amounts payable by the Seller in respect of the matters (the "Guaranteed Matters") that are the subject of the obligations of Mark Hughes, the Mark Hughes Family Trust and each Corporate Seller Control Person under this Article VIII of this Agreement have been validly, finally and irrevocably performed or paid in full, as the case may be, and shall not be affected in any way by the absence of any action to obtain such performance or amounts, as the case may be, from the Seller or by any variation, extension, waiver, compromise or release of any or all of the obligations of the Seller hereunder or of any security from time to time therefor. Each of Mark Hughes, the Mark Hughes Family Trust and the Corporate Seller Control Persons hereby waives all requirements as to promptness, diligence, presentment, demand for payment, protest and notice of any kind with respect to his or its obligations under this Article VIII. Each of Mark Hughes, the Mark Hughes Family Trust and the Corporate Seller Control Persons hereby agrees, jointly and severally, that action may be taken directly against such person under this Article VIII without any action being taken against the Seller.

               (d) The obligations of Mark Hughes, the Mark Hughes Family Trust and each Corporate Seller Control Person under this Article VIII shall not be affected by any change in applicable laws, rules or regulations or by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting or purporting to amend, vary, reduce or otherwise affect any of the obligations of the Seller under this Agreement or by any other circumstance (other than by complete, irrevocable performance or payment) that might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor. If the Seller merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist, Mark Hughes, the Mark Hughes Family Trust and the Corporate Seller Control Persons shall nonetheless continue to be liable for the performance of all obligations or the payment of all amounts, as the case may be, that would have been due or payable, as the case may be, by the Seller in respect of the Guaranteed Matters.

               (e) The obligations of Mark Hughes, the Mark Hughes Family Trust and the Corporate Seller Control Persons under this Article VIII shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any obligation or payment of the Seller in respect of the Guaranteed Matters, in whole or in part, is rescinded or must otherwise be returned by a Beneficiary upon the insolvency, bankruptcy or reorganization of the Seller or otherwise, all as though such performance or payment, as the case may be, had not been made.

               (f) If at any time when any obligation of, or any amount payable by the Seller in respect of, the Guaranteed Matters is overdue and unperformed or unpaid, as the case may be, Mark Hughes, the Mark Hughes Family Trust or any Corporate Seller Control Person receives any amount as a result of any action against the Seller or any of its property or assets or otherwise for or on account of any payment made by Mark Hughes, the Mark Hughes Family Trust or any Corporate Seller Control Person pursuant to this Article VIII, Mark Hughes, the Mark Hughes Family Trust or such Corporate Seller Control Person, as the case may be, shall forthwith pay such amount received by it to Smith Barney Inc., on behalf of the Beneficiaries, without demand, to be credited and applied toward any such amount payable by the Seller.

               (g) The guarantee agreements set forth in this Agreement shall be in addition to any liability which the Seller, Mark Hughes, the Mark Hughes Family Trust or the Corporate Seller Control Persons may otherwise have.



                                   ARTICLE IX

                                  MISCELLANEOUS

               9.1 Adjustments; Selection of Independent Investment Banking Firm. Purchaser shall be responsible for the effectuation and calculation of any adjustment pursuant to Article VI hereof and shall furnish Seller notice of any such adjustment and shall provide Seller reasonable opportunity to review the calculations pertaining to any such adjustment. If, pursuant to the terms and conditions hereof, the Administrator shall be required to retain a nationally recognized independent investment banking firm for any purpose provided herein, such nationally recognized independent investment banking firm shall be selected and retained by the Administrator only after consultation with Seller; provided, however, that Seller shall be deemed to have waived his right to consult if Seller fails to consult within five Business Days of notice being sent by the Administrator to Seller seeking consultation. Purchaser may delegate the effectuation and calculation of any such adjustments to its Administrator.

               9.2 Notices. Notices to Purchaser shall be directed to it in care of the Administrator for Purchaser, The Bank of New York, 101 Barclay Street, New York, New York 10286, Telephone: (212) 816-5228, Telecopier: (212) 816-7157;
notices to Seller, either Corporate Seller Control Person, the Mark Hughes Family Trust, or Mark Hughes shall be directed to Mark Hughes, Herbalife International, Inc., 1800 Century Park East, Century City, CA 90067-1501,
Telephone: (310) 410-9600, Telecopier: (310) 577-3904, with a copy to
Irell & Manella LLP, 333 South Hope Street, Suite 3300, Los Angeles, California 90071, Telephone: (213) 620-1555, Telecopier: (213) 229-0515, Attention: Anthony
T. Iler, Esq. Notwithstanding the foregoing, notices to a party shall be directed to such other address for such party as shall be specified by such party in a like notice given pursuant to this Section 9.2. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices specified in the preceding sentence, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices; or (ii) sent by certified mail, return receipt requested, in accordance with the preceding sentence, in which case they shall be deemed received when receipted for unless acknowledgment is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused). Any notice, demand or other communication to be provided by or on behalf of Purchaser pursuant to this Agreement shall be sent to the address of Seller, the Corporate Seller Control Persons, the Mark Hughes Family Trust or Mark Hughes provided in this Section 9.2 notwithstanding the death of Mark Hughes, the adjudication of Mark Hughes as incompetent or the appointment of a guardian with respect to the affairs of Mark Hughes. Any failure by Seller, the Corporate Seller Control Persons, the Mark Hughes Family Trust or Mark Hughes or any guardian, conservator, executor, administrator or other similarly appointed person to receive any such notice, demand or communication shall in no way abrogate, invalidate or otherwise affect the validity or enforceability of the notice, demand or communication or the matters set forth therein.

               9.3 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               9.4 Entire Agreement. Except as expressly set forth herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

               9.5 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser, Seller, each of the Corporate Seller Control Persons, the Mark Hughes Family Trust and Mark Hughes or, in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               9.6 No Third Party Rights; Successors and Assigns. Except as otherwise agreed in writing, this Agreement is not intended and shall not be construed to create any rights in any person other than Seller and Purchaser and their respective successors and assigns and no person shall assert any rights as third party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. This Agreement will be (A) binding on and legally enforceable against the estate of Mark Hughes should he become deceased or the legal representative, attorney, or guardian of Mark Hughes should he lack legal capacity and (B) binding on and legally enforceable against the Mark Hughes Family Trust despite the death or legal incapacity of any settlor or beneficiary of such trust.

               9.7. Application of Bankruptcy Code. The parties hereto acknowledge and agree that the Collateral Agent is a "financial institution" within the meaning of Section 101(22) of Title 11 of the United States Code (the "Bankruptcy Code") and is acting as agent and custodian for Purchaser in connection with this Agreement and that Purchaser is a "customer" of the Collateral Agent within the meaning of said Section 101(22). The parties hereto further acknowledge and agree that this Agreement is a "securities contract", as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to the protection of Section 555 of the Bankruptcy Code.

               9.8 Governing Law; Jurisdiction; Severability; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the parties hereto hereby expressly and irrevocably consent and submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, City and State of New York, and expressly and irrevocably waive, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such suit, action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it or he might otherwise be entitled. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT OR HE HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HERETO HAS

RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO THE WAIVER OF ITS OR HIS RIGHTS TO TRIAL BY JURY.

               IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

PURCHASER:                                   SELLER:

DECS TRUST III:                              [                ]

By:                                          By:
  -----------------------------                 --------------------------------
Name:                                        Name:
Title:                                       Title


MH HOLDINGS I:                               MARK HUGHES:

By:                                          By:
  -----------------------------                 --------------------------------
Name:                                        Name:
Title:                                       Title


MH HOLDINGS II:                              MARK HUGHES FAMILY TRUST:

By:                                          By:
  -----------------------------                 --------------------------------
Name:                                        Name:
Title:                                       Title